Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
    Equity Focus Trusts—Sector Series, 2002-A.

We consent to the use of our report dated May 14, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
May 14, 2002